Exhibit 99.1

FirstSun Capital Bancorp and First Foundation Inc. Announce Receipt of Regulatory Approval for Bank Merger

DENVER, CO and IRVING, TX--(DRAFT- NOT FOR IMMEDIATE RELEASE) FirstSun Capital Bancorp (“FirstSun”) (NASDAQ: FSUN) and First Foundation Inc. (“First Foundation”) (NYSE: FFWM) jointly announced that the Office of the Comptroller of the Currency has approved the merger of their respective bank subsidiaries, Sunflower Bank, N.A. and First Foundation Bank, with Sunflower Bank, N.A continuing as the surviving bank.

Completion of the merger of First Foundation with and into FirstSun remains subject to receipt of regulatory approval from the Board of Governors of the Federal Reserve System, approval by the stockholders of FirstSun and First Foundation at their respective stockholder meetings to be held on February 27, 2026, and the satisfaction or waiver of other closing conditions. The merger is currently expected to be completed early in the second quarter of 2026.

About FirstSun Capital Bancorp

FirstSun Capital Bancorp (NASDAQ: FSUN), headquartered in Denver, Colorado, is the financial holding company for Sunflower Bank, N.A., which operates as Sunflower Bank and First National 1870. Sunflower Bank provides a full range of relationship-focused services to meet personal, business and wealth management financial objectives, with depository branches in seven states and mortgage capabilities in 44 states. FirstSun had total consolidated assets of $8.5 billion as of December 31, 2025.

First National 1870 is a division of Sunflower Bank, N.A. To learn more, visit ir.firstsuncb.com or SunflowerBank.com.

About First Foundation Inc.

First Foundation Inc. (NYSE: FFWM) and its subsidiaries offer personal banking, business banking, and private wealth management services, including investment, trust, insurance, and philanthropy services and has offices in California, Nevada, Florida, Texas, and Hawaii. This comprehensive platform of financial services is designed to help clients at any stage in their financial journey. The broad range of financial products and services offered by First Foundation are more consistent with those offered by larger financial institutions, while its high level of personalized service, accessibility, and responsiveness to clients is more aligned with community banks and boutique wealth management firms. This combination of an integrated platform of comprehensive financial products and personalized service differentiates First Foundation from many of its competitors and has contributed to the growth of its client base and business.

Learn more at firstfoundationinc.com or connect with us on LinkedIn and X.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release which are not historical in nature are intended to be, and hereby are identified as, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding the expectations of FirstSun and First Foundation with respect to the expected timing of the closing of the transaction. Words such as “expect,” “will,” “may,” “anticipate,” “intend,” “opportunity,” “continue,” “should,” and “could” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties and assumptions, include, among others, the following: the failure of FirstSun or First Foundation to obtain the required stockholder approval, or the failure of either party to satisfy any of the other closing conditions on a timely basis or at all, including receipt of regulatory approval from the Board of Governors of the Federal Reserve System; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement; and the outcome of any legal proceedings that may be instituted against FirstSun or First Foundation.

Further information regarding additional factors that could affect the forward-looking statements can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” (in the case of FirstSun), “Forward-Looking Statements” (in the case of First Foundation), and “Risk Factors” in FirstSun’s and First Foundation’s Annual Reports on Form 10-K for the year ended December 31, 2024 (available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001709442/000170944225000008/fcb-20241231.htm and https://www.sec.gov/ix?doc=/Archives/edgar/data/0001413837/000155837025003129/ffwm-20241231x10k.htm, respectively), and other documents subsequently filed by FirstSun and First Foundation with the Securities and Exchange Commission (the “SEC”). FirstSun and First Foundation disclaim any obligation to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information About the Merger and Where to Find It

This communication contains statements regarding the proposed transaction between FirstSun and First Foundation. In connection with the proposed transaction, FirstSun filed a registration statement on Form S-4 on December 11, 2025, as amended on January 14, 2026 (and which is available at https://www.sec.gov/Archives/edgar/data/1709442/000155278126000014/e26019_fsun-s4a.htm), to register FirstSun’s shares that will be issued to First Foundation’s stockholders in connection with the merger. The registration statement includes a joint proxy statement of FirstSun and First Foundation and a prospectus of FirstSun, as well as other relevant documents concerning the proposed transaction. The Registration Statement was declared effective by the SEC on January 15, 2026 and FirstSun filed a definitive joint proxy statement/prospectus on January 15, 2026 (and which is available at https://www.sec.gov/Archives/edgar/data/1709442/000155278126000019/e26025_fsun-424b3.htm) and it was first mailed to FirstSun and First Foundation stockholders on January 16, 2026. FirstSun filed a proxy statement/prospectus supplement on February 6, 2026 (and which is available at https://www.sec.gov/Archives/edgar/data/1709442/000155278126000040/e26047_fsun-424b3.htm) and it was first mailed to FirstSun and First Foundation stockholders on February 9, 2026.

INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY SUPPLEMENTS THERETO REGARDING THE MERGER, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING FIRSTSUN, FIRST FOUNDATION, THE TRANSACTION AND RELATED MATTERS.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

A free copy of the joint proxy statement/prospectus, as well as other documents filed by FirstSun or First Foundation may be obtained at the SEC’s Internet site at https://www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by (i) FirstSun on its website at https://ir.firstsuncb.com/overview/default.aspx under the Financials tab and then under the SEC Filings option, and (ii) First Foundation on its website at https://investor.ff-inc.com/investor-home/default.aspx under the Financials tab and then under the SEC Filings option.

Participants in the Solicitation

FirstSun, First Foundation and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from stockholders of FirstSun or First Foundation in connection with the proposed transaction. Information regarding the directors and executive officers of FirstSun and First Foundation and other persons who may be deemed participants in the solicitation of the stockholders of FirstSun or First Foundation in connection with the proposed transaction is included in the joint proxy statement/prospectus, which was filed by FirstSun with the SEC on January 15, 2026 (and which is available at https://www.sec.gov/Archives/edgar/data/1709442/000155278126000019/e26025_fsun-424b3.htm). Information about the directors and officers of FirstSun and their ownership of FirstSun common stock can be found in FirstSun’s definitive proxy statement in connection with its 2025 annual meeting of stockholders, including under the headings “Director Experience”, “Biographical Information for Executive Officers”, “Certain Relationships and Related Party Transactions”, “Security Ownership of Certain Beneficial Owners and Management”, “Executive Compensation”, and “Compensation of Directors for Fiscal Year 2024”, as filed with the SEC on March 21, 2025 and available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001709442/000170944225000020/fcb-20250321.htm, and other documents subsequently filed by FirstSun with the SEC, including on Statements of Change in Ownership on Form 4 filed with the SEC, available at https://www.sec.gov/edgar/browse/?CIK=1709442&owner=exclude. Information about the directors and officers of First Foundation and their ownership of First Foundation common stock can be found in First Foundation’s definitive proxy statement in connection with its 2025 annual meeting of stockholders, including under the headings “Security Ownership of Certain Beneficial Owners and Management”, “Election of Directors (Proposal No. 1)”, “Advisory Vote on the Compensation of the Company’s Named Executive Officers (Proposal No. 4)”, “Compensation Committee Report”, and “Certain Relationships and Related Party Transactions” as filed with the SEC on April 17, 2025 and available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001413837/000110465925036041/tm252563-3_def14a.htm, and other documents subsequently filed by First Foundation with the SEC, including on Statements of Change in Ownership on Form 4 filed with the SEC, available at https://www.sec.gov/edgar/browse/?CIK=1413837&owner=exclude. Additional information regarding the interests of participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are included in the joint proxy statement/prospectus filed by FirstSun with the SEC on January 15, 2026 (which is available at https://www.sec.gov/Archives/edgar/data/1709442/000155278126000019/e26025_fsun-424b3.htm). You may obtain free copies of these documents through the website maintained by the SEC at https://www.sec.gov.

Contacts

FirstSun Capital Bancorp
Ed Jacques
Director of Investor Relations & Business Development, FirstSun
Investor.Relations@firstsuncb.com

First Foundation Inc.
Jamie Britton
Chief Financial Officer
jbritton@ff-inc.com